UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2013 (November 20, 2013)

DEVON ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 WEST SHERIDAN AVE., OKLAHOMA CITY, OK	73102-5015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 (the “Second Amendment”) amends the Current Report on Form 8-K of Devon Energy Corporation (the “Company”), originally filed with the Securities and Exchange Commission (the “Commission”) on November 22, 2013 (the “Original Filing”), as amended by the Current Report on Form 8-K/A of the Company, filed with the Commission on February 18, 2014 (the “First Amendment”). The sole purpose of this Second Amendment is to refile a revised redacted copy of Exhibit 10.1, which is the Purchase Agreement referenced in the Original Filing, in response to comments received from the Commission on the Company’s application for confidential treatment for the Purchase Agreement. The Purchase Agreement attached as Exhibit 10.1 to the First Amendment is being replaced with the attached Exhibit 10.1.

This Second Amendment does not otherwise change or update the disclosure set forth in the Original Filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

10.1	Purchase and Sale Agreement, dated as of November 20, 2013, among GeoSouthern Intermediate Holdings, LLC, GeoSouthern Energy Corporation (solely with respect to certain sections specified therein), and Devon Energy Production Company, L.P.[1]

[1]	Portions of this exhibit (indicated by [omitted]) have been omitted pursuant to a request for confidential treatment and have been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2014

Devon Energy Corporation

By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President, Corporate Governance and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of November 20, 2013, among GeoSouthern Intermediate Holdings, LLC, GeoSouthern Energy Corporation (solely with respect to certain sections specified therein), and Devon Energy Production Company, L.P.